Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84394) pertaining to the Eagle Materials Inc. Hourly Profit Sharing Plan of our report Dated June 25, 2018, with respect to the financial statements and schedule of the Eagle Materials Inc. Hourly Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ SUTTON FROST CARY LLP

Arlington, Texas

June 25, 2018